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                                 EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-1 No. ________) and related Prospectus of California Pizza Kitchen, Inc. and Subsidiaries and to the incorporation by reference therein of our report dated January 28, 2000 (except for notes 9 and 12, as to which the date is July 24, 2000), included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-53088) and related Prospectus of California Pizza Kitchen, Inc. and Subsidiaries dated February 6, 2001.



Woodland Hills, California
January 31, 2001


                                                /s/ Ernst & Young LLP